    As filed with the Securities and Exchange Commission on October 25, 1999
                                                     Registration No. 333-60025
==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       to
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                           CDW COMPUTER CENTERS, INC.
               (Exact name of registrant as specified in charter)

         Illinois                                 5961                             36-3310735
(State or other jurisdiction of    (Primary Standard Industrial       (I.R.S. Employer Identification No.)
incorporation or organization)     Classification Code Number)

                           200 North Milwaukee Avenue
                          Vernon Hills, Illinois 60061
                                 (847) 465-6000
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                Michael P. Krasny
                             Chief Executive Officer
                           CDW Computer Centers, Inc.
                           200 North Milwaukee Avenue
                          Vernon Hills, Illinois 60061
                                 (847) 465-6000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                              Alan B. Patzik, Esq.
                             Steven M. Prebish, Esq.
                          Patzik, Frank & Samotny Ltd.
                             150 South Wacker Drive
                                    Suite 900
                             Chicago, Illinois 60606
                                 (312) 551-8300

     Approximate date of commencement of proposed sale: At such time or from time to time after this Registration Statement has become effective as the Selling Shareholders shall determine.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(A)  EXHIBITS

EXHIBIT NO.                  DESCRIPTION OF DOCUMENT
-----------                  -----------------------
10(a) Letter Agreement by and between the MPK Stock Option Plan and Mary C. Gerlits dated October 15, 1999.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Vernon Hills, State of Illinois, on October 22, 1999.

                                             CDW COMPUTER CENTERS, INC.

                                             By:  /s/ MICHAEL P. KRASNY
                                                -------------------------------
                                                      Michael P. Krasny,
                                                Chief Executive Officer and
                                                        Secretary

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Form S-3 Registration Statement has been signed on its behalf of the following persons in the capacities and on the dates indicated.


SIGNATURE                                                   TITLE                                    DATE
---------                                                   -----                                    -----
         /s/ MICHAEL P. KRASNY                    Chairman of the Board,                       October 22, 1999
------------------------------------              Chief Executive Officer, and Secretary
          Michael P. Krasny                       (Principal Executive Officer)


         /s/ GREGORY C. ZEMAN*                    President and Director                       October 22, 1999
------------------------------------
           Gregory C. Zeman

         /s/ DANIEL B. KASS*                      Vice President-Sales                         October 22, 1999
------------------------------------              and Director
          Daniel B. Kass

         /s/ MICHELLE L. COLLINS*                 Director                                     October 22, 1999
------------------------------------
              Michelle L. Collins

         /s/ JOSEPH LEVY, JR.*                    Director                                     October 22, 1999
------------------------------------
          Joseph Levy, Jr.

       /s/ HARRY J. HARCZAK, JR.*                 Chief Financial Officer                      October 22, 1999
------------------------------------              and Treasurer
         Harry J. Harczak, Jr.                    (Principal Financial Officer)


    /s/ SANDRA M. ROUHSELANG                      Controller                                   October 22, 1999
---------------------------------                 and Chief Accounting Officer
      Sandra M. Rouhselang                        (Principal Accounting Officer)

*By Michael P. Krasny pursuant to Power of Attorney

                                INDEX TO EXHIBITS


EXHIBIT                                                          SEQUENTIALLY
NUMBER             DESCRIPTION OF EXHIBITS                       NUMBERED PAGE
-------            -----------------------                       -------------

10(a)    Letter Agreement by and between the MPK
         Stock Option Plan and Mary C. Gerlits dated
         October 15, 1999.